UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2007

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 3, 2007, the Board of Directors of The Dow Chemical Company ("Dow" or the "Company") approved a restructuring plan that includes the shut down of a number of assets, as described in Item 2.06 below, and organizational changes within targeted support functions to improve the efficiency and cost effectiveness of the Company's global operations. As a result of the shutdowns and the organizational changes, which are scheduled to be completed over the next 24 months, approximately 1,000 jobs will be eliminated across several functions, geographies and businesses.

The Company will record a charge in the fourth quarter of 2007 for costs associated with these activities, consisting of severance costs of approximately $95 million, environmental remediation costs of approximately $20 million, and contract cancellation fees of approximately $35 million. In total, these costs are expected to be approximately $150 million.

All severance costs, environmental remediation costs and contract termination fees associated with these activities will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Item 2.06 Material Impairments.

On December 3, 2007, the Board of Directors approved a restructuring plan that includes the shut down of a number of assets around the world to enhance the efficiency and cost effectiveness of the Company's global operations. As a consequence of these shutdowns and other optimization activities, which are scheduled to be completed over the next 24 months, the Company will record a charge in the fourth quarter of 2007 for asset write-downs and asset write-offs, including the write off of manufacturing facilities, related capital project spending, intangible assets, and investments in certain joint ventures. The charge related to the impairment of assets will range from $350 million to $450 million. The most significant impairments are described below:
  Due to overcapacity within the industry, a disadvantaged cost position, and increasing pressure from generic suppliers, the Company will record an impairment charge related to its agricultural products manufacturing site located in Lauterbourg, France. As required, the Company has launched an information/consultation process with local employee representatives on the closure project.
  The Company has assessed the long-term profitability of its participation in the automotive sealers business and has determined that the projected results are inconsistent with the financial performance expected of a market-facing business. As a result, the Company will exit the automotive sealers business in North America, Asia Pacific and Latin America within the next 9 to 18 months, and will explore strategic options within Europe.
  The Company will write down its investment in a joint venture - Petromont and Company, Limited Partnership - due to an unfavorable financial outlook, reflecting significant long-term economic challenges.
  The Company has evaluated the economic and financial feasibility of its styrene plant in Camaçari, Brazil, and due to raw material competitiveness, the age of the facility, as well as the ready availability of styrene within the global marketplace, the Company will recognize an impairment charge related to this facility.
  The Company will close its hydroxyethyl cellulose manufacturing facility located in Aratu, Brazil, due to a number of factors, including capacity limitations, high structural and raw material costs, and older technology. After studying several options to improve the profitability of the facility, the Company decided to close the plant during the first quarter of 2008.
  Due to a number of factors, including the inability to secure a source of economically sustainable propylene and the use of older technologies at the plant, Union Carbide Corporation (a wholly owned subsidiary of Dow) has decided to shut down the polypropylene facility at St. Charles Operations in Hahnville, Louisiana, by the end of 2007.

None of the costs related to the write-down or write-off of assets will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Section 8 - Other Events

Item 8.01 Other Events.

The Dow Chemical Company issued a press release on December 4, 2007, regarding the preceding items. The press release is included below in its entirety.

Dow Announces Further Moves to Bolster Competitiveness

MIDLAND, MICH - (December 4, 2007) - In its ongoing drive to improve the efficiency and cost effectiveness of its global operations, The Dow Chemical Company has announced plans to shut down a number of assets and make organizational changes within targeted support functions. As a consequence of these activities, approximately 1,000 jobs will be eliminated from across several functions, geographies and businesses.

The Company expects to incur a charge in the range of $500 million to $600 million, which includes such costs as severance and asset write-downs. This will be reflected in Dow's results for the fourth quarter of 2007. Once these actions are fully implemented, the Company expects to realize savings in the order of $180 million a year.

"Today's announcement reflects our commitment to prune businesses that are not delivering appropriate value and tackle tasks more efficiently across the entire organization ... freeing up capital and resources that will be re-directed toward value-creating growth opportunities," said Andrew N. Liveris, Dow's chairman and chief executive officer.

"Our focus on financial discipline and low cost to serve remains as sharp as ever, and we will continue to seek ways to refine our organizational structure, asset base and business portfolio to ensure Dow's competitiveness on the world stage."

The most significant financial impacts of today's announcement are described below.

Dow will record an impairment charge related to its manufacturing site in Lauterbourg, France, as a result of overcapacity within the industry, a disadvantaged cost position, and increasing pressure from generic suppliers. As required, the Company has launched an information/consultation process with the local employee representatives on the closure project.

Dow will exit the automotive sealers business in North America, Asia Pacific and Latin America within the next nine to 18 months, and will explore strategic options in Europe. The decision, which reflects concerns about the unit's ability to meet the financial expectations of this business, will allow the Company to focus its resources on delivering differentiated and higher value technologies to the automotive industry.

The Company will write down its investment in a joint venture - Petromont and Company, Limited Partnership - due to an unfavorable financial outlook, reflecting significant long-term economic challenges.

The Company's styrene plant in Camacari, Brazil, will be idled on January 1, 2008, in the wake of escalating competition and weak industry fundamentals.

The Company will close its manufacturing facility for hydroxyethyl cellulose located in Aratu, Brazil, in the face of capacity limitations, high structural and raw material costs, and aging technology. After studying several options to improve the profitability of the facility, the Company opted to close the plant during the first quarter of 2008.

Union Carbide Corporation, a wholly owned subsidiary of the Company, will shut down its polypropylene facility at St. Charles Operations in Louisiana before the end of the year. The decision was driven by a number of factors, including the substantial capital costs required to maintain long-term operations at the facility.

And the Company will significantly reduce support functions, including R&D, at the Union Carbide site in South Charleston, West Virginia, as those functions continue to align their activities more closely with Dow's strategic growth objectives.  Approximately 200 jobs will be affected.

"We are committed to maximizing value across every aspect of our operations - within both our businesses and our functions. Decisions like these are not easy, but they will remain a fundamental part of our strategic agenda, maintaining a solid foundation of efficiency and efficacy as we aggressively build the Company to deliver long-term shareholder value," said Liveris. "We recognize the uncertainty and anxiety that these decisions will cause our employees, their families and those living in the communities near our sites; and we will work hard to minimize the impact of these changes on those affected," he said.

About Dow

Dow is a diversified chemical company that harnesses the power of innovation, science and technology to constantly improve what is essential to human progress. The Company offers a broad range of products and services to customers in more than 175 countries, helping them to provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. Built on a commitment to its principles of sustainability, Dow has annual sales of $49 billion and employs 43,000 people worldwide. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 4, 2007

THE DOW CHEMICAL COMPANY

By: /s/WILLIAM H. WEIDEMAN

Name: William H. Weideman

Title: Vice President and Controller